Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-231270) and Form S-8 (No. 333-126421, No. 333-120158, No. 333-102825, No. 333-61072, No. 333-51436, No. 333-50752, No. 033-54423, No. 333-171297, and No. 333-203902) of International Flavors & Fragrances Inc. of our report dated March 3, 2020 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
March 3, 2020